EXHIBIT 99.1

VCA Inc. Reports Third Quarter 2016 Results and Re-Affirms Financial Guidance for 2016

  Revenue increased 19.1% to a third quarter record of $656.9 million
  Gross profit increased 13.7% to $156.6 million
  Operating income increased 10.2% to $107.0 million
  Diluted earnings per common share increased 6.0% to $0.71
  Non-GAAP diluted earnings per common share increased 16.2% to $0.79

LOS ANGELES, Oct. 26, 2016 (GLOBE NEWSWIRE) -- VCA Inc. (NASDAQ:WOOF), a leading animal healthcare company in the United States and Canada, today reported financial results for the third quarter ended September 30, 2016, as follows: revenue increased 19.1% to a third quarter record of $656.9 million; gross profit increased 13.7% to $156.6 million; operating income increased 10.2% to $107.0 million; net income increased 6.2% to $58.2 million; and diluted earnings per common share increased 6.0% to $0.71. Excluding transaction expenses related to the acquisition of Companion Animal Practices, North America (“CAPNA”), and acquisition-related amortization expense, our results for this quarter are as follows: Non-GAAP operating income increased 19.8% to $117.8 million; Non-GAAP net income increased 15.7% to $64.4 million; and Non-GAAP diluted earnings per common share increased 16.2% to $0.79. Our results for the prior-year quarter included business interruption proceeds of $4.5 million, $2.8 million net of tax, or $0.03 per diluted common share.

We also reported our financial results for the nine months ended September 30, 2016 as follows: revenue increased 17.1% to $1.9 billion; gross profit increased 16.5% to $457.3 million; operating income increased 17.4% to $309.1 million; net income increased 14.3% to $168.5 million; and diluted earnings per common share increased 15.7% to $2.06. Excluding acquisition-related amortization expense and other items detailed in the supplemental tables included in this press release, our financial results for the nine months ended September 30, 2016, on a Non-GAAP basis, are as follows: gross profit increased 17.8% to $482.1 million; operating income increased 22.8% to $339.1 million; net income increased 21.7% to $188.8 million; and Non-GAAP diluted earnings per common share increased 22.9% to $2.31.

Bob Antin, Chairman and CEO, stated, "We had an outstanding quarter highlighted by 16.2% growth in our adjusted diluted earnings per common share.  We continue to experience healthy organic revenue growth and increasing gross margins in both our core Animal Hospital and Laboratory businesses.  Given our results relative to our expectations and our future acquisition pipeline, we remain optimistic with respect to our results for the full year ended December 31, 2016.

"Animal Hospital revenue in the third quarter increased 25.2%, to $553.4 million, driven by acquisitions made during the past 12 months and same-store revenue growth of 5.4%.  Our same-store gross profit margin increased 50 basis points to 17.5%, and our total gross margin remained flat at 17.0%. Excluding acquisition-related amortization expense, our Non-GAAP same-store gross profit margin increased 40 basis points to 18.4%; and Non-GAAP Animal Hospital total gross profit margin increased 50 basis points to 18.5%. During the 2016 third quarter, we acquired 12 independent animal hospitals which had historical combined annual revenue of $38 million bringing our year to date total, excluding CAPNA, to 49 independent animal hospitals with historical combined annual revenue of $146 million.

"Our Laboratory internal revenue in the third quarter increased 5.5% to $105.1 million; laboratory gross profit margin increased 40 basis points to 51.6% and our operating margin increased 60 basis points to 42.3%. Excluding acquisition-related amortization expense, Non-GAAP Laboratory gross profit increased 20 basis points to 51.9%; and Non-GAAP Laboratory operating margin increased 60 basis points to 42.7%."

2016 Guidance

We reaffirm our previously provided guidance as follows:

   Revenue from $2.52 billion to $2.54 billion;
   Net income from $210 million to $218 million;
   Diluted earnings per common share from $2.57 to $2.67; and
   Non-GAAP diluted earnings per common share from $2.87 to $2.97.

Non-GAAP Financial Measures

We believe investors’ understanding of our total performance is enhanced by disclosing Non-GAAP financial measures including Non-GAAP net income, Non-GAAP gross profit, Non-GAAP operating income and Non-GAAP diluted earnings per common share. We define these adjusted measures as the reported amounts, adjusted to exclude certain significant items and amortization of intangibles acquired in acquisitions.

Management believes these adjusted measures are useful to management and investors in evaluating the Company's operational performance and their use provides an additional tool for evaluating the Company's operating results and trends.  As a result, these Non-GAAP financial measures help to provide meaningful comparisons of our overall performance from one reporting period to another and meaningful assessments of related trends.

There is a material limitation associated with the use of these Non-GAAP financial measures: our adjusted measures exclude the impact of these significant items, and as a result, our computation of adjusted diluted earnings per common share does not depict diluted earnings per common share in accordance with GAAP.

To compensate for the limitations in the Non-GAAP financial measures discussed above, our disclosures provide a complete understanding of all adjustments found in Non-GAAP financial measures, and we reconcile the Non-GAAP financial measures to the GAAP financial measures in the attached financial schedules titled “Supplemental Operating Data.”

Conference Call

We will discuss our third quarter 2016 financial results during a conference call today, October 26th, at 9:00 a.m. Eastern Time. A live broadcast of the call may be accessed by visiting our website at investor.vca.com. The call may also be accessed by dialing (877) 293-5492 (domestic) or (720) 545-0007 (international) and referring to conference ID 82975258. Interested parties should call at least five minutes prior to the start of the call to register. Replay of the webcast will be available for one year by visiting the company's website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Among the forward-looking statements in this press release are statements addressing our 2016 guidance and plans, expectations, future financial position and results of operation.  These forward-looking statements are not historical facts and are inherently uncertain and out of our control.  Any or all of our forward-looking statements in this press release may turn out to be wrong.  They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties.  Actual future results may vary materially.  Among other factors that could cause our actual results to differ from this forward-looking information are: the continued effects of the economic uncertainty prevailing in regions in which we operate; our ability to execute on our growth strategy and to manage acquired operations; changes in demand for our products and services; fluctuations in our revenue adversely affecting our gross profit, operating income and margins; a material adverse change in the financial condition or operations of the company; the ability to successfully integrate CAPNA into VCA and achieve expected operating synergies following the acquisition; and the effects of the other factors discussed in our Annual Report on Form 10-K, Reports on Form 10-Q and our other filings with the SEC.

About VCA Inc.

We own, operate and manage the largest networks of freestanding veterinary hospitals and veterinary-exclusive clinical laboratories in the country. We also supply diagnostic imaging equipment to the veterinary industry.

VCA Inc. Condensed, Consolidated Income Statements (Unaudited) (In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue:
Animal hospital	$553,378	$441,924	$1,552,377	$1,270,326
Laboratory	105,140	100,309	323,927	300,503
All other	22,987	30,838	65,797	93,734
Intercompany	(24,651)	(21,354)	(68,319)	(64,608)
	656,854	551,717	1,873,782	1,599,955

Direct costs	500,277	414,051	1,416,477	1,207,580

Gross profit:
Animal hospital	94,136	74,941	262,232	203,810
Laboratory	54,206	51,408	171,469	156,093
All other	8,921	11,761	24,748	34,574
Intercompany	(686)	(444)	(1,144)	(2,102)
	156,577	137,666	457,305	392,375

Selling, general and administrative expense:
Animal hospital	15,541	10,677	41,903	32,351
Laboratory	9,728	9,542	29,726	27,894
All other	6,064	7,660	17,385	24,088
Corporate	18,010	16,981	58,647	49,410
	49,343	44,860	147,661	133,743

Business interruption insurance proceeds, net	—	(4,523)	—	(4,523)
Net loss (gain) on sale or disposal of assets	236	250	528	(234)
Operating income	106,998	97,079	309,116	263,389
Interest expense, net	9,300	5,455	24,262	15,396
Debt retirement costs	—	—	1,600	—
Other (income) expense	(121)	59	(985)	88
Income before provision for income taxes	97,819	91,565	284,239	247,905
Provision for income taxes	37,040	35,097	109,312	95,961
Net income	60,779	56,468	174,927	151,944
Net income attributable to noncontrolling interests	2,548	1,614	6,419	4,490
Net income attributable to VCA Inc.	$58,231	$54,854	$168,508	$147,454

Diluted earnings per share	$0.71	$0.67	$2.06	$1.78

Weighted-average shares outstanding for diluted earnings per share	81,812	81,795	81,695	82,744

VCA Inc. Condensed, Consolidated Balance Sheets (Unaudited) (In thousands)

	September 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$72,914	$98,888
Trade accounts receivable, net	82,166	76,634
Inventory	60,811	51,523
Prepaid expenses and other	33,905	30,521
Prepaid income taxes	—	24,598
Total current assets	249,796	282,164
Property and equipment, net	582,840	507,753
Other assets:
Goodwill	2,063,494	1,517,650
Other intangible assets, net	209,095	97,377
Notes receivable	2,142	2,194
Other	101,695	93,994
Total assets	$3,209,062	$2,501,132
Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$32,512	$33,623
Accounts payable	54,150	52,337
Accrued payroll and related liabilities	70,213	75,519
Income tax payable	8,359	—
Other accrued liabilities	85,607	70,828
Total current liabilities	250,841	232,307
Long-term debt, net	1,246,122	832,718
Deferred income taxes	127,104	131,478
Other liabilities	39,509	36,084
Total liabilities	1,663,576	1,232,587
Redeemable noncontrolling interests	12,079	11,511
VCA Inc. stockholders’ equity:
Common stock	81	81
Additional paid-in capital	32,958	19,708
Retained earnings	1,443,715	1,275,207
Accumulated other comprehensive loss	(41,028)	(50,034)
Total VCA Inc. stockholders’ equity	1,435,726	1,244,962
Noncontrolling interests	97,681	12,072
Total equity	1,533,407	1,257,034
Total liabilities and equity	$3,209,062	$2,501,132

VCA Inc. Condensed, Consolidated Statements of Cash Flows (Unaudited) (In thousands)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net income	$174,927	$151,944
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	74,072	60,634
Amortization of debt issue costs	1,247	1,306
Provision for uncollectible accounts	4,949	6,723
Debt retirement costs	1,600	—
Net loss (gain) on sale or disposal of assets	528	(234)
Share-based compensation	13,669	12,086
Excess tax benefit from share-based compensation	(7,588)	(8,008)
Other	7,668	(431)
Changes in operating assets and liabilities:
Trade accounts receivable	(8,033)	(20,568)
Inventory, prepaid expense and other assets	(11,684)	(931)
Accounts payable and other accrued liabilities	11,142	(2,451)
Accrued payroll and related liabilities	(7,783)	18,892
Income taxes	36,168	28,054
Net cash provided by operating activities	290,882	247,016
Cash flows from investing activities:
Business acquisitions, net of cash acquired	(599,655)	(119,336)
Property and equipment additions	(90,546)	(61,470)
Proceeds from sale of assets	1,699	6,469
Other	(7,634)	(434)
Net cash used in investing activities	(696,136)	(174,771)
Cash flows from financing activities:
Repayment of long-term debt	(1,263,394)	(20,174)
Proceeds from issuance of long-term debt	1,255,000	—
Proceeds from revolving credit facility	465,000	97,000
Repayment of revolving credit facility	(65,000)	—
Payment of financing costs	(3,817)	—
Distributions to noncontrolling interest partners	(4,752)	(3,810)
Purchase of noncontrolling interests	(4,239)	(1,493)
Proceeds from issuance of common stock under stock option plans	3,949	1,571
Excess tax benefit from share-based compensation	7,588	8,008
Repurchase of common stock	(9,887)	(161,117)
Other	(1,310)	2,210
Net cash provided (used) in financing activities	379,138	(77,805)
Effect of currency exchange rate changes on cash and cash equivalents	142	(831)
Decrease in cash and cash equivalents	(25,974)	(6,391)
Cash and cash equivalents at beginning of period	98,888	81,383
Cash and cash equivalents at end of period	$72,914	$74,992

VCA Inc. Supplemental Operating Data (Unaudited - In thousands, except per share amounts)

Table #1
Reconciliation of net income attributable to	Three Months Ended		Nine Months Ended
VCA Inc., to Non-GAAP net income attributable	September 30,		September 30,
to VCA Inc. (1)	2016	2015	2016	2015

Net income attributable to VCA Inc.	$58,231	$54,854	$168,508	$147,454
Adjustments to Other Long-term liabilities, net of tax (2)	—	—	2,040	—
Discrete tax items (3)	—	—	1,045	—
Transaction costs related to the CAPNA acquisition, net of tax (4)	89	—	817	—
Debt retirement costs, net of tax (5)	—	—	974	—
Business interruption proceeds, net of tax (6)	—	(2,752)	—	(2,752)
Acquisitions related amortization, net of tax (1)	6,030	3,537	15,449	10,465

Non-GAAP net income attributable to VCA Inc.	$64,350	$55,639	$188,833	$155,167

Table #2	Three Months Ended		Nine Months Ended
Reconciliation of diluted earnings per share to	September 30,		September 30,
Non-GAAP diluted earnings per share (1)	2016	2015	2016	2015

Diluted earnings per share	$0.71	$0.67	$2.06	$1.78
Adjustments to Other Long-term liabilities, net of tax (2)	—	—	0.02	—
Discrete tax items (3)	—	—	0.01	—
Transaction costs related to the CAPNA acquisition, net of tax (4)	—	—	0.01	—
Debt retirement costs, net of tax (5)	—	—	0.01	—
Impact of business interruption proceeds, net of tax (6)	—	(0.03)	—	(0.03)
Acquisitions related amortization, net of tax (1)	0.07	0.04	0.19	0.13
Non-GAAP diluted earnings per share (7)	$0.79	$0.68	$2.31	$1.88

Shares used for computing diluted earnings per share	81,812	81,795	81,695	82,744

Table #3	Three Months Ended		Nine Months Ended
Reconciliation of consolidated gross profit to	September 30,		September 30,
Non-GAAP consolidated gross profit (1)	2016	2015	2016	2015

Consolidated gross profit	$156,577	$137,666	$457,305	$392,375
Acquisitions related amortization (1)	9,369	5,750	24,784	17,013
Non-GAAP consolidated gross profit	$165,946	$143,416	$482,089	$409,388
Non-GAAP consolidated gross profit margin	25.3%	26.0%	25.7%	25.6%

Table #4	Three Months Ended		Nine Months Ended
Reconciliation of consolidated operating income to	September 30,		September 30,
Non-GAAP consolidated operating income (1)	2016	2015	2016	2015

Consolidated operating income	$106,998	$97,079	$309,116	$263,389
Adjustments to Other Long-term liabilities (2)	—	—	1,954	—
Transaction costs related to the CAPNA acquisition (4)	146	—	1,343	—
Impact of business interruption proceeds (6)	—	(4,523)	—	(4,523)
Acquisitions related amortization (1)	10,682	5,811	26,709	17,195
Non-GAAP consolidated operating income	$117,826	$98,367	$339,122	$276,061
Non-GAAP consolidated operating margin	17.9%	17.8%	18.1%	17.3%

_______________________________________________

(1) Management believes that investors' understanding of our performance is enhanced by disclosing adjusted measures as the reported amounts, adjusted to exclude certain significant items and acquisition-related amortization. Non-GAAP net income, Non-GAAP diluted earnings per common share, Non-GAAP consolidated gross profit and Non-GAAP consolidated operating income measures are not, and should not be viewed as substitutes for U.S. generally accepted accounting principles (GAAP) net income, its components and diluted earnings per share.

(2) In the first quarter of 2016, we recorded a non-cash charge to adjust certain long-term liabilities for $3.4 million, or $2.0 million net of tax. $2.0 million of this amount relates to compensation and $1.4 million relates to interest accretion.

(3) In the first quarter of 2016, we recorded a tax adjustment to our income tax liabilities for $1.0 million.

(4) As of the end of the third quarter, we have recorded transaction costs of $1.3 million or $817,000 net of tax related to our acquisition of CAPNA.

(5) We incurred debt retirement costs of $1.6 million, or $974,000 net of tax, in connection with our new credit facility, entered into on June 29, 2016.

(6) In the third quarter of 2015, we received insurance proceeds related to the fire that damaged the headquarters of our Medical Technology business resulting in a net gain of $4.5 million.

(7) Amounts may not foot due to rounding.

			As of
Table #5			September 30, 2016	December 31, 2015
Selected consolidated balance sheet data
Debt:
Senior term notes			$874,500	$585,000
Revolving credit			340,000	232,000
Other debt and capital leases			71,236	55,474
Total debt			$1,285,736	$872,474

	Three Months Ended September 30,		Nine Months Ended September 30,
Table #6
Selected expense data	2016	2015	2016	2015

Rent expense	$23,844	$19,140	$68,157	$56,761

Depreciation and amortization included
in direct costs:
Animal hospital	$21,967	$16,465	$60,681	$48,808
Laboratory	2,788	2,701	8,339	7,852
All other	701	968	2,220	2,871
Intercompany	(622)	(549)	(1,805)	(1,602)
	$24,834	$19,585	$69,435	$57,929
Depreciation and amortization included in selling,
general and administrative expense	2,260	886	4,637	2,705
Total depreciation and amortization	$27,094	$20,471	$74,072	$60,634

Share-based compensation included in direct costs:
Laboratory	$201	$144	$559	$468

Share-based compensation included in
selling, general and administrative expense:
Animal hospital	831	644	2,339	1,981
Laboratory	434	364	1,270	1,106
All other	160	226	460	626
Corporate	2,939	2,439	9,041	7,905
	4,364	3,673	13,110	11,618
Total share-based compensation	$4,565	$3,817	$13,669	$12,086

Contact: Tomas Fuller
Chief Financial Officer
(310) 571-6505